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                                                                  Exhibit 10.141


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made as of this 24th day of May, 2004, by and between American Business Financial Services, Inc., a Delaware corporation, with its corporate headquarters located at The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107, its successors and assigns (hereinafter collectively referred to as "ABFS"), and Stephen M. Giroux, an individual residing at 10 Fawnwood Drive, Voorhees, NJ 08043 ("Executive").

                                   BACKGROUND

         WHEREAS, ABFS currently employs Executive in the positions of Executive Vice President, General Counsel and Corporate Secretary. ABFS and Executive desire to provide for the future employment of the Executive as more fully set forth below; and

         NOW, THEREFORE, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. ABFS hereby employs Executive and Executive hereby accepts employment by ABFS, for the period and upon the terms and conditions set forth in this Agreement, subject to earlier termination pursuant to Section 6 below.

                  2. Office and Duties.

                       (a) During the term of this Agreement, Executive shall serve as Executive Vice President, General Counsel and Corporate Secretary of ABFS and shall report directly to the Chairman of ABFS and at the election of the Chairman of ABFS, Mr. Jeffrey M. Ruben, Executive Vice President of ABFS, and be subject to their supervision, control and direction.

                       (b) In his capacities as Executive Vice President, General Counsel and Corporate Secretary of ABFS, Executive shall have such authority, perform such duties, discharge such responsibilities and render such services as are customary to, and consistent with his position, subject to the authority and direction of the Chairman of ABFS and at the election of the Chairman of ABFS, Mr. Jeffrey M. Ruben, Executive Vice President of ABFS, and the Board of Directors of ABFS, and shall perform such additional duties and responsibilities as may be from time to time assigned to him by them.

                       (c) The Executive shall render his services diligently, faithfully and to the best of his ability, and shall devote all of his working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will further the business and interests of ABFS.

                       (d) During the term of this Agreement, Executive shall not be engaged in any business activity which, in the reasonable judgment of the Chairman of ABFS or Board of Directors of ABFS, conflicts with Executive's duties hereunder, whether or not such activity is pursued for pecuniary advantage.


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                  3. Term. This Agreement shall be effective immediately
("Effective Date") for a rolling twelve month period, unless sooner terminated as hereinafter provided or further extended by the mutual written agreement of ABFS and Executive (the "Term").

                  4. Compensation.

                       (a) Base Salary. In consideration of the services rendered by Executive to ABFS during the Term hereof, Executive shall receive an annual base salary of $300,000 ("Base Salary"), payable in equal periodic installments in accordance with ABFS's regular payroll practices. Executive's Base Salary shall be reviewed annually by the CEO of ABFS and approved by the Compensation Committee of the ABFS Board of Directors in accordance with the compensation policies and guidelines of ABFS, and may be increased as a result of such review. At no time, may ABFS reduce the Executive's Base Salary.

                       (b) Bonus Plans/Incentive Compensation Programs. In addition, Executive shall be entitled to a yearly bonus in accordance with the Company's Management Incentive Plan; provided, however, such bonus potential is equal to 50% of Executive's earned Base Salary.

                           (i) Stock Grant. ABFS shall grant Executive options
to purchase shares of ABFS common stock (the "Common Stock") in accordance with ABFS' Stock Option Plan ("Plan") upon the effective date of the Plan. ABFS, in its sole discretion, shall determine the number of shares to grant pursuant to such options. ABFS and Executive shall sign a separate agreement, which will govern the terms of such options. The terms of that Agreement are hereby expressly incorporated.

                       (c) Benefits. During the Term, Executive also shall be entitled to participate in all fringe benefits, if any, as may be in effect from time to time which are generally available to executive officers and employees of ABFS, and such other fringe benefits as the Board of Directors of ABFS shall deem appropriate, subject to eligibility requirements thereof (collectively, the "Benefits").

                       (d) Vacation. During the Term, Executive shall be entitled to four (4) weeks paid vacation in each calendar year. Vacation days which are not used during any calendar year may not be accrued or carried-over to the next year, nor shall Executive be entitled to compensation for unused, earned vacation days except on termination of this Agreement.

                       (e) Business Expenses. During the Term, ABFS shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon timely presentation of expense statements or vouchers and such other information as ABFS may reasonably require and in accordance with the generally applicable policies and practices of ABFS.

                       (f) Car Allowance. During the Term, ABFS shall provide Executive with a car allowance of $600 a month.

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                       (g) Withholding. All payments made pursuant to this
Agreement shall be subject to such withholding taxes as may be required by any applicable law.

                  5. Representations of Executive. Executive represents to ABFS that: (a) there are no restrictions, agreements or understandings whatsoever to which Executive is a party that would prevent, or make unlawful, his execution of this Agreement and his employment hereunder; (b) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party, or by which he is bound; and (c) he is of full capacity, free and able to execute this Agreement and to enter into this Employment Agreement with ABFS.

                  6. Termination. This Agreement shall be terminated as provided herein. If this Agreement is terminated, the provisions contained in Section 7, Payments Upon Termination, shall apply.

                       (a) Termination by ABFS for Cause. ABFS shall have the right to terminate this Agreement at any time for "Cause." For purposes of this Agreement, the term "Cause" shall mean the following:

                           (i) Executive commits fraud or theft against ABFS or
any of its subsidiaries, affiliates, joint ventures and related organizations, including any not-for-profit affiliates or not-for-profit joint ventures (collectively referred to as "Affiliates"), or is indicted, convicted of, or pleads guilty or nolo contendere to, a felony; or

                           (ii) In carrying out his duties hereunder, the
Executive engages in conduct that constitutes gross neglect or willful misconduct and that results, in either case, in material economic harm to ABFS or its Affiliates; or

                           (iii) Executive materially breaches any provision of
this Agreement (including but not limited to the restrictive covenants contained in Section 8 below) or breaches any fiduciary duty or duty of loyalty owed to ABFS or its Affiliates; or

                           (iv) Executive engages in conduct tending to bring
ABFS, or its Affiliates into public disgrace or disrepute; or

                           (v) Executive repeatedly neglects or refuses to
perform duties or responsibilities as directed by Chairman of ABFS or the Board of Directors of ABFS, or violates any express direction of any lawful rule or regulation established by ABFS which is consistent with the scope of Executive's duties under this Agreement; or

                           (vi) Executive commits any acts or omissions
resulting in or intending to result in direct personal gain to the Executive at the expense of ABFS or its Affiliates; or

                           (vii) Executive compromises trade secrets or other
confidential and proprietary information of ABFS or its Affiliates.

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                  "Cause" shall not include a bona fide disagreement over a
corporate policy, so long as Executive does not willfully violate on a continuing basis specific written directions from the Board of Directors of ABFS, which directions are consistent with the provisions of this Agreement. Action or inaction by Executive shall not be considered "willful" unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in the best interests of ABFS or its Affiliates, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

                       (b) Termination by ABFS upon the Death or Disability of Executive. ABFS shall have the right to terminate this Agreement at any time upon the death or Disability of Executive. The term, "Disability", as used herein, means any physical or mental illness, disability or incapacity which prevents Executive from performing the essential functions of his job, with or without reasonable accommodations, hereunder for a period of not less than one hundred fifty (150) consecutive days or for an aggregate of one hundred eighty
(180) days during any period of twelve (12) consecutive months. During any period of Disability, Executive agrees to submit to reasonable medical examinations upon the reasonable request, and at the expense, of ABFS.

                       (c) Termination By ABFS Without Cause. ABFS shall have the right to terminate this Agreement at any time without "Cause" and/or without the occurrence of Executive's death or Disability upon thirty (30) days written notice to Executive.

                       (d) Termination by Executive: Executive may terminate this Agreement at any time, for any reason, by providing at least 30 days prior notice.

                       (e) Notice of Termination. Any termination, except for death, pursuant to this Section 6 shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. The Notice of Termination shall also set forth Executive's employment is terminated and be delivered in accordance with the terms of this Agreement.

                  Notwithstanding anything to the contrary set forth herein, the provisions of Sections 8 and 9 shall survive the termination of Executive's employment hereunder for any reason, and shall remain in full force and effect thereafter.

                  7. Payments Upon Termination.

                       (a) Termination for Cause. In the event Executive's employment hereunder is terminated for Cause, all of Executive's rights to his Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Executive shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination, less all deductions or offsets for amounts owed by Executive to ABFS. ABFS shall not be required to pay the remainder of Executive's Base Salary for time in which the Executive did not perform any services, nor shall ABFS have any further obligations to Executive under the Agreement.


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                       (b) Termination Due to Death or Disability. In the event
Executive's employment hereunder is terminated due to his death or Disability, all of Executive's rights to his Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Executive (or, in the event that Executive's employment hereunder is terminated due to Executive's death, Executive's heirs, personal representative or estate) shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination less all deductions or offsets for amounts owed by Executive to ABFS. ABFS shall not be required to pay the remainder of Executive's Base Salary for time in which the Executive did not perform any services, nor shall ABFS have any further obligations to Executive under the Agreement.

                       (c) Termination by ABFS Without Cause. If ABFS terminates Executive's employment without cause in accordance with Section 6 ABFS shall pay Executive an amount equal to one year of the Executive's Base Salary at the highest rate paid by ABFS during the twelve month period prior to the date of termination, plus one-hundred percent of the greatest annual bonus paid within the five past fiscal years. ABFS shall pay amounts due under this subsection in twelve equal monthly payments.

                       (d) Termination or Resignation by Executive for Any
Reason: If Executive resigns from his employment for any reason, Executive shall receive any earned and unpaid portion of his Base Salary and earned Benefits up to the date of his resignation, less all deductions or offsets for amounts owed by Executive to ABFS. ABFS shall have not further obligations to Executive under the Agreement except as specifically provided below.

                       (e) Recognition. Executive recognizes and accepts that ABFS shall not, in any case, be responsible for any additional amount, severance pay, termination pay, severance obligation or other damages whatsoever arising from the termination of Executive's employment, above and beyond those specifically provided for herein.

                  8. Restrictive Covenants.

                       (a) Non-Competition. During the Term, and for a period of twelve (12) months thereafter if Executive's employment is terminated pursuant to section 7(c) Executive will not, in the capacity of consultant, advisor, financier, agent, employee, officer, director, manager or legal counsel, establish, engage in, work for, or be connected with, except as an employee of ABFS, any business in direct competition with the Business of Companies (as defined in Section 8(i)below), if such business competes with the Business of Companies in any State, county, or municipality where ABFS or its Affiliates conduct business, are preparing to conduct business or have conducted business during the Term. The foregoing does not apply to law firms or to banks or other insured depository institutions.

                       (b) Non-Solicitation/Non-Piracy. During the Term, and for a period of twelve (12) months thereafter, Executive will not, directly or indirectly, for his own account or for the benefit of any Person or entity solicit, aid in solicitation of, induce, contact for the purpose of, encourage or in any way cause any employee of the legal department of ABFS or its Affiliates to leave the employ of ABFS or its Affiliates, or interfere with such employee's relationship with ABFS or its Affiliates.

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                       (c) Non-Disclosure. Other than in furtherance of the
Business of Companies, in the ordinary course in his capacity as an employee hereunder, Executive will not, at any time, except with the express prior written consent of the Board of Directors of ABFS, directly or indirectly, disclose, communicate or divulge to any Person or entity, or use for the benefit of any Person or entity, any secret, confidential or proprietary knowledge or information with respect to the conduct or details of the Business of Companies including, but not limited to, customer and client lists, customer and client accounts and information, prospective client, customer, contractor and subcontractor lists and information, services, techniques, methods of operation, pricing, costs, sales, sales strategies and methods, marketing, marketing strategies and methods, products, product development, research, know-how, policies, financial information, financial condition, business strategies and plans and other information of ABFS or its Affiliates which is not generally available to the public and which has been developed or acquired by ABFS or its Affiliates with considerable effort and expense. Upon the expiration or termination of Executive's employment under this Agreement, Executive shall immediately deliver to ABFS all memoranda, books, papers, letters, and other data (whether in written form or computer stored), and all copies of same, which were made by Executive or otherwise came into his possession or under his control at any time prior to the expiration or termination of his employment under this Agreement, and which in any way relate to the Business of Companies as conducted or as planned to be conducted by ABFS or its Affiliates on the date of the expiration or termination.

                       (d) Intellectual Property. Executive will promptly communicate to ABFS, in writing when requested, all software, designs, techniques, concepts, methods and ideas, other technical information, marketing strategies and other ideas and creations pertaining to the Business of Companies which are conceived or developed by Executive alone or with others, at any time (during or after business hours) while Executive is employed by ABFS or its Affiliates. Executive acknowledges that all of those ideas and creations are inventions and works for hire, and will be the exclusive property of ABFS. Executive will sign any documents which ABFS deems necessary to confirm its ownership of those ideas and creations, and Executive will cooperate with ABFS in order to allow ABFS to take full advantage of those ideas and creations.

                       (e) Non-Disparagement. Executive will not, at any time, publish or communicate disparaging or derogatory statements or opinions about ABFS or its Affiliates, including but not limited to, disparaging or derogatory statements or opinions about ABFS's, or its Affiliates' management, products or services, to any third party. It shall not be a breach of this section for Executive to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings that are based on Executive's reasonable belief and are not made in bad faith.

                       (f) Enforcement. Executive acknowledges that the covenants and agreements of this Section 8 ("Covenants") herein are of a special and unique character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated for in an action at law. Executive further acknowledges that any breach or threat of breach by him of any of the Covenants will result in irreparable injury to ABFS for which money damages could not be adequate to compensate ABFS. Therefore, in the event of any such breach or threatened breach, ABFS shall be entitled, in addition to all other rights and remedies which ABFS may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and/or all other Persons involved therein from committing a breach or continuing such breach. The remedies granted to ABFS in this Agreement are cumulative and are in addition to remedies otherwise available to ABFS at law or in equity. The Covenants contained in this Section 8 are independent of any other provision of this Agreement, and the existence of any claim or cause of action which Executive or any such other Person may have against ABFS shall not constitute a defense or bar to the enforcement of any of the Covenants. If ABFS is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred, or, if later, the last day of the original fixed term of such Covenant.

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                       (g) Acknowledgements. Executive expressly acknowledges
that the Covenants are a material part of the consideration bargained for by ABFS, and, without the agreement of Executive to be bound by the Covenants, ABFS would not have agreed to enter into this Agreement. Executive further acknowledges and agrees that the Business of Companies and its services are highly competitive, and that the Covenants contained in this Section 8 are reasonable and necessary to protect the legitimate business interests of ABFS. In addition, Executive acknowledges that in the event his employment with ABFS terminates, he will still be able to earn a livelihood without violating this Agreement, and that the Covenants contained in this Section 8 are material conditions to his employment and continued employment with ABFS.

                       (h) Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the remaining portions and their application shall not be affected thereby, and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court or other trier of fact making such determination shall modify, reduce or limit such scope, duration, area or other factor, and enforce such Covenant to the extent it believes is lawful and appropriate.

                       (i) Business of Companies. The term "Business of Companies", as used herein, shall mean the provision by ABFS or its Affiliates of originating, selling, and servicing home equity loans and small business loans.

                       (j) Indemnification. Executive shall indemnify, defend and hold harmless ABFS in respect of all liabilities, charges, damages, losses, expenses, fees, and costs of any nature (including reasonable attorney's fees and costs of litigation) that result from a failure by Executive to fully perform or comply with any Covenant contained in this Section 8.

                  9. Change of Control.

                       (a) If there is a Change of Control (as hereafter defined) and it results in the Executive's loss of position or a comparable position within twelve months of the Change of Control, Executive shall be entitled to severance payment equal to one year base salary at the highest rate paid by ABFS during the twelve month period prior to the date of termination, plus one-hundred percent of the greatest annual bonus paid within five past fiscal years. Executive shall not be entitled to any money due if Executive rejects continued employment in a comparable position at substantially equivalent compensation and benefits after Change of Control, unless such a position requires an office relocation which increases Executive's one-way commute by more than 50 miles.

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                       (b) A "Change of Control" shall be deemed to have
occurred upon the happening of any of the following events:

                           (i) a change within a two year period in a majority
of the members of the Board of Directors of ABFS (other than as a result of voluntary resignation or death); or

                           (ii) a person or group acting in concert as described
in Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of ABFS which constitute either (i) more than fifty percent (50%) of the total votes which were voted in the election of directors of ABFS at the shareholders' meeting immediately preceding such determination or (ii) more than twenty-five percent (25%) of the total votes which may be cast by all of the ABFS's outstanding voting shares; provided however that the holding or acquisition of additional shares by existing officers or directors of Company shall not constitute a Change of Control.

                  10. Miscellaneous.

                       (a) Indulgences, Etc. Neither the failure, nor any delay, on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                       (b) Controlling Law; Consent to Arbitration; Service of Process.

                           (i) This Agreement and all questions relating to its
validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Pennsylvania (notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.


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                           (ii) Except to the extent provided for in Section 8
above (relating to injunctive relief and other equitable remedies), ABFS and Executive agree that any claim, dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with Executive's employment by ABFS or termination of his employment (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of ABFS's employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding, confidential, arbitration. The arbitration shall be held in Philadelphia, Pennsylvania (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("the AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties, however, all costs for the services of the arbitrator shall be borne solely by ABFS. Each party is responsible for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under law). In rendering a decision, the arbitrator shall apply all legal principles and standards that would govern if the dispute were being heard in court. This includes the availability of all remedies that the parties could obtain in court. In addition, all statutes of limitation and defenses that would be applicable in court, will apply to the arbitration proceeding. The decision of the arbitrator shall be set forth in writing, and be binding and conclusive on all parties. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either ABFS or Executive improperly pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.

                           (iii) Each of the parties hereto hereby consents to
process being served in any suit, action or proceeding of any nature, by the mailing of a copy thereof by registered or certified first-class mail, postage prepaid, return receipt requested, to them at their respective addresses set forth in Section 10(c) hereof. Each of parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, all claims of error by reason of any such service pursuant to the terms hereof (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (A) shall be deemed in every respect effective service of process in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service.

                           (iv) Nothing in this Section 10 (b) shall affect the
right of any party hereto to serve process in any manner permitted by law or affect the right of any party to bring proceedings against any other party in the courts of any jurisdiction or jurisdictions.

                       (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (i)     If to Executive:
                                   Stephen M. Giroux
                                   10 Fawnwood Drive
                                   Voorhees, NJ 08043

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                           (ii)    If to ABFS:

                                   American Business Financial Services, Inc.
                                   The Wanamaker Building
                                   100 Penn Square East
                                   Philadelphia, PA 19107

                                   Attention:  Anthony J. Santilli

                                   With a copy to:

                                   Lawrence F. Flick, II
                                   Blank Rome LLP
                                   One Logan Square
                                   Philadelphia, PA 19103.

         In addition, notice by mail shall be by air mail if posted outside of the continental United States.

         Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                       (d) Assignment of Agreement. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. ABFS may assign or otherwise transfer its rights under this Agreement, including but not limited to all Covenants contained in Section 8 above, to any successor or affiliated business or corporation whether by sale of stock, merger, consolidation, sale of assets or otherwise. This Agreement may not, however, be assigned by Executive to a third party, nor may Executive delegate his duties under this Agreement.

                       (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                       (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                       (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the parties, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

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                       (h) Section Headings. The Section headings in this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                       (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                       (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which entities which are provincially regulated are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                       (k) Costs, Expenses in the Event of Breach. In the event that either Executive or ABFS breaches this Agreement, the non-breaching party shall be entitled to reimbursement for all costs and expenses associated with enforcing such non-breaching party's rights and remedies under this Agreement, including but not limited to legal fees and costs of litigation.



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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, intending to be legally bound hereby, as of the date first above written.

                                    AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                    By: /s/ Anthony J. Santilli
                                        --------------------------------
                                    Name: Anthony J. Santilli
                                    Title:  Chairman






                                    /s/ Stephen M. Giroux
                                    -------------------------------------
                                    STEPHEN M. GIROUX

















        [Signature Page to Employment Agreement of as Stephen M. Giroux]



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